Registration No. 333-190348

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT ON FORM S-4

on

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORNING NATURAL GAS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0397420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, NY 14830
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2007 Stock Plan

Michael I. German

President and Chief Executive Officer

Corning Natural Gas Holding Corporation

330 W. William St.

Corning, New York 14830

(607) 936-3755

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copy to:

Deborah J. McLean

John D. Moragne

Nixon Peabody LLP

1300 Clinton Square

Rochester, New York 14604

(585) 263-1307

dmclean@nixonpeabody.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.See definitions of "Large accelerated filer," "accelerated filer" and "Smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer__[_]	Accelerated filer__[_]
Non-accelerated filer__[_]	Smaller reporting company__[X]

EXPLANATORY NOTE

On August 1, 2013, Corning Natural Gas Holding Corporation filed a Registration Statement on Form S-4 (No. 333-190348) with the Securities and Exchange Commission to register shares of its Common Stock, par value $0.01 per share, issuable in exchange for the outstanding common stock, par value $5.00 per share, of Corning Natural Gas Corporation (the "Gas Company") in connection with the formation of a holding company structure and the shares of registrant's Common Stock issuable pursuant to the Gas Company's Amended and Restated 2007 Stock Plan and the Dividend Reinvestment Plan, each as amended, which the registrant assumed in the share exchange. Registrant's Registration Statement on Form S-4 (No. 333-190348), as amended by pre-effective amendments numbered 1-3 (the "Form S-4"), was declared effective by the Securities and Exchange Commission on September 30, 2013. The share-for-share exchange creating a holding company structure, and the corresponding assumption by the Registrant of the Gas Company's Amended and Restated 2007 Stock Plan and the Dividend Reinvestment Plan, was completed on November 12, 2013. This Post-Effective Amendment No. 1 to Form S-4 is being filed by the registrant to convert the Form S-4 in part to a Form S-8 and to update the registration statement pursuant to Section 10(a)(3) of the Securities Act of 1933 to include the audited financial statements and the notes thereto for the fiscal year ended September 30, 2013, and contains an updated disclosure relating to the offer and sale of the shares of Common Stock issuable pursuant to the Amended and Restated 2007 Stock Plan.

No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares of Common Stock covered hereby were paid as described in the Form S-4.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Post-Effective Amendment No. 1 covers 221,585 shares of common stock, par value $0.01 per share, of Corning Natural Gas Holding Corporation (the "Holding Company") issuable under the Amended and Restated 2007 Stock Plan, as amended (the "Plan"), formerly of Corning Natural Gas Corporation (the "Gas Company") and assumed by the Holding Company upon consummation of the share-for-share exchange creating a holding company structure on November12, 2013.

The information required by PartI is included in documents sent or given to participants in the Plan adopted by the Gas Company pursuant to Rule428(b)(1) issued by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Holding Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the Securities and Exchange Commission on December 27, 2013;

(b) The description of the Holding Company's Common Stock contained in its Registration Statement on Form S-4 (No. 333-190348), as amended, initially filed with the SEC on August 1, 2013; and

(c) All reports and documents subsequently filed by the Holding Company pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold.

Item 4. Description of Securities.

Incorporated by reference to the description under the heading "Description of Holding Company Capital Stock" commencing on page 66 in the prospectus, dated October 4, 2013, to the Registrant's Registration Statement on Form S-4 (No. 333-190348),

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Certain provisions of the New York Business Corporation Law, the Holding Company's Articles of Incorporation, as amended, the Holding Company's Amended and Restated Bylaws and certain other contracts provide that in certain cases, officers and directors of the Holding Company will be indemnified by the Holding Company against certain costs, expenses and liabilities which such officer or director may incur in his or her capacity as such.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed as a part of this Registration Statement are listed on the Form S-4 and below:

4.1 Amended and Restated 2007 Stock Plan (incorporated by reference to Exhibit 10.2 of Form 10-Q filed by Corning Natural Gas Corporation (File No. 000-00643) on August12, 2009 with the Securities and Exchange Commission)

4.2 Amendment No. 1 and Assumption of Amended and Restated 2007 Stock Plan (filed herewith)

5.1 Opinion of Nixon Peabody LLP (filed herewith)

23.1 Consent of Freed Maxick CPAs, P.C. (filed herewith)

23.2 Consent of EFP Rotenberg, LLP (filed herewith)

23.3 Consent of Nixon Peabody LLP (contained in its opinion filed as Exhibit 5.1)

24.1 Powers of Attorney contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013

Item 9. Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

. . .

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on January10, 2014.

Corning Natural Gas Holding Corporation
:	By: /s/ Michael I. German

Michael I. German, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date

/s/ Michael I. German Michael I. German	President and Chief Executive Officer (Principal Executive Officer)	January 10, 2014

/s/ Firouzeh Sarhangi Firouzeh Sarhangi	Chief Financial Officer (Principal Financial and Accounting Officer)	January 10, 2014

Henry B. Cook, Jr.	Director	January 10, 2014
Ted W. Gibson	Director
Joseph P. Mirabito	Director
William Mirabito	Director
George J. Welch	Director
John B. Williamson III	Director

By: /s/ Michael I. German

Michael I. German

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Amended and Restated 2007 Stock Plan	Incorporated by reference to Exhibit 10.2 of Form 10-Q filed by Corning Natural Gas Corporation (File No. 000-00643) on August 12, 2009 with the Securities and Exchange Commission
4.2	Amendment No. 1 and Assumption of Amended and Restated 2007 Stock Plan	Filed herewith
5.1	Opinion of Nixon Peabody LLP	Filed herewith
23.1	Consent of Freed Maxick CPAs, P.C.	Filed herewith
23.2	Consent of EFP Rotenberg, LLP	Filed herewith
23.3	Consent of Nixon Peabody LLP	Contained in its opinion filed as Exhibit5.1
24.1	Powers of Attorney	Contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013